Exhibit 10.1

FORM OF

AMENDED & RESTATED EXCHANGE AGREEMENT, CONSENT AND WAIVER

This Amended & Restated Exchange Agreement, Consent and Waiver (this “Agreement”) is dated as of                   , 2025, by and among Super League Enterprise, Inc., a Delaware corporation (the “Company”), and each of the signatories to this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

WHEREAS, the Stockholders previously purchased shares of the Company’s (I) Series AA Convertible Preferred Stock (the “AA Preferred”), Series AA-2 Convertible Preferred Stock (the “AA-2 Preferred”), Series AA-3 Convertible Preferred Stock (the “AA-3 Preferred”), Series AA-4 Convertible Preferred Stock (the “AA-4 Preferred”), Series AA-5 Convertible Preferred Stock (the “AA-5 Preferred”, and collectively with the AA Preferred, the AA-2 Preferred, the AA-3 Preferred, the AA-4 Preferred, the AA-5 Preferred, the “Series AA Preferred”), pursuant to certain subscription agreements dated from April 19, 2023 to May 26, 2023 (the “AA Subscription Agreements”), (II) Series AAA Convertible Preferred Stock (the “AAA Preferred”), Series AAA-2 Convertible Preferred Stock (the “AAA-2 Preferred”, and collectively with the AAA Preferred, the “Series AAA Preferred”), pursuant to certain subscription agreements dated from November 30, 2023 to December 22, 2023 (the “AAA Subscription Agreements”), and (III) Series AAA Junior Convertible Preferred Stock (the “AAA Jr. Preferred”), Series AAA-2 Junior Convertible Preferred Stock (the “AAA-2 Jr. Preferred”), Series AAA-3 Junior Convertible Preferred Stock (the “AAA-3 Jr. Preferred”), and Series AAA-4 Junior Convertible Preferred Stock (the “AAA-4 Jr. Preferred”, and collectively with the AAA Jr. Preferred, the AAA-2 Jr. Preferred, the AAA-3 Jr. Preferred, the “Junior Preferred”, and collectively with the Series AA Preferred and Series AAA Preferred, the “Preferred Shares”), pursuant to certain subscription agreements dated from June 25, 2024 to September 1, 2024 (the “Junior Subscription Agreements”, and collectively with the AA Subscription Agreements and AAA Subscription Agreements, the “Subscription Agreements”);

WHEREAS, pursuant to the Subscription Agreements, the Stockholders are entitled to certain additional investment rights that allow the Stockholders to purchase an additional number of shares of such respective Current Preferred Stock equal to the stated value of the shares of Current Preferred Stock actually purchased (the “Rights”);

WHEREAS, each Stockholder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of the Company’s Series AA Preferred, Series AAA Preferred, and/or Junior Preferred set forth opposite such Stockholder’s name on Schedule A attached hereto (collectively, the “Current Shares”);

WHEREAS, pursuant to each of (1) the Certificates of Designation of Preferences Rights and Limitations of each subseries of the Series AA Preferred (the “AA Certificate”), (2) the Certificates of Designation of Preferences Rights and Limitations of each subseries of the Series AAA Preferred (the “AAA Certificate”), and (3) the Certificates of Designation of Preferences Rights and Limitations of each subseries of the Junior Preferred (the “Junior Certificate”, and collectively with the AA Certificate and the AAA Certificate, the “Current Certificates”), the Preferred Shares are convertible into that number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as calculated by dividing the stated value of the Preferred Shares by the conversion price of such Preferred Shares (as set forth in each of the respective Current Certificates), with such conversion prices ranging from $15.00 to $84.80 per share (each respective current price is, the “Current Conversion Price”, and collectively, the “Current Conversion Prices”);

WHEREAS, the Current Certificates provide for certain downward adjustments to the initial conversion price as set forth in each of the respective Current Certificates (the “Initial Conversion Prices”), with such downward adjustments having floors ranging from 20% to 30% of the Initial Conversion Prices (collectively, the “Conversion Price Floors”), and each of the Conversion Prices is currently at the respective Conversion Price Floors;

WHEREAS, each Stockholder desires to (i) exchange (the “Exchange”) all of its Current Shares for the number of shares of the Company’s Series B Convertible Preferred Stock, $0.001 par value per share (“Series B Preferred”), set forth under the heading “Exchange Shares” on Schedule A attached hereto (such shares of Series B Preferred to be issued as consideration for the Exchange, the “Exchange Shares”), (ii) waive any rights or remedies arising from the Current Certificates, (iii) consent to the issuance (or any agreement to issue) both (A) the Series B Preferred as a series of preferred stock senior to the Preferred Shares, and (B) any other series of preferred stock as a series of preferred stock senior to the Preferred Shares that may be authorized and designated by the Board of Directors at any point in the future, (iv) consent to the Company’s incurrence of (and the entry into any agreement to incur) indebtedness in any amount or amounts at any point in the future, and (v) consent to the mandatory conversion, at the sole discretion of the Company, of the Series B Preferred into shares of the Company’s Common Stock, at a conversion price of $7.00 share, and (v) agree to the termination of the Rights.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT

1.    Securities Exchange.

(a)    In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, each Stockholder agrees to return to the Company that number of shares of the Company’s Series AA Preferred, Series AAA Preferred, and/or Junior Preferred, appearing on their respective signature page to this Agreement, in exchange for the same aggregate number of Exchange Shares, the terms and conditions of which are set forth in the Certificate of Designations of Preferences Rights and Limitations of the Series B Convertible Preferred Stock attached hereto as Exhibit A (“Series B Certificate”). In consideration for the foregoing, the Company agrees to issue and deliver the Series B Preferred to each Stockholder. By way of example, a beneficial owner of Series AA Preferred with a stated value of $100,000 will receive shares of Series B Preferred with a stated value of $100,000.

(b)    Consummation of the Exchange, and the other agreements of the parties under the terms of this Agreement (the “Closing”), shall take place upon the satisfaction of each of the conditions set forth in Section 6 and Section 7 hereof (the “Closing Date”).

(c)    Within five business days after the Closing, the Company shall instruct its transfer agent to issue and deliver to each Stockholder a book-entry statement evidencing the Series B Preferred. To the extent not otherwise returned to the Company on or before the Closing, the Exchange Shares shall be deemed forfeited by the Stockholders and cancelled on the books and records of the Company effective as of the Closing Date.

2.    Consent and Waiver; Termination of Rights. The parties agree and acknowledge that, by executing this Agreement:

(a)    at the Closing, the Rights originally granted to the Stockholders pursuant to the respective Current Subscription Agreements, entered into in connection with the issuance of each respective series of Current Shares held by the Stockholder, shall be cancelled and be of no further force and effect; and

(b)    the Stockholders, and each of them, consents to the Company: (I) designating and issuing a series of preferred stock (or entering into an agreement to issue a series of preferred stock), entitled Series B Preferred, which Series B Preferred shall rank senior to the Series AA Preferred, Series AAA Preferred, and Junior Preferred, and shall contain the other terms and conditions set forth in the Series B Certificate; and (II) designating and issuing one or more series of preferred stock (or entering into an agreement to issue a series of preferred stock), at any point in the future, which shall rank senior to the Series AA Preferred, Series AAA Preferred, and Junior Preferred

(c)    the Stockholders, and each of them, consents to the Company: (I) incurring any obligations of any type, regardless of the amount of such indebtedness (or entering into an agreement to issue such indebtedness), now or at any point in the future;

(d)    the Stockholders, and each of them, hereby (i) waives any and all remedies and/or rights such Stockholder may have under the Current Certificates arising from (A) issuances of Common Stock below the Conversion Price Floors, and (B) the incurrence of any indebtedness above the limit set forth in the respective Current Certificate (and the entry into any agreement to incur such indebtedness), and (ii) consents to any corporate action previously undertaken by the Company regarding the same; and

(e)    from the Closing Date until the date that is six (6) months from the Closing, each of the Stockholders agrees that it will appear in person or by proxy at each annual or special meeting of stockholders of the Company (including any adjournment, postponement, rescheduling or continuation thereof), whether such meeting is held at a physical location or virtually by means of remote communications, and will vote (or execute a consent with respect to) all voting securities of the Company held by such Stockholder beneficially owned by it in accordance with the Board’s recommendations with respect to (i) each election of directors, any removal of directors and any replacement of directors, (ii) the ratification of the appointment of the Company’s independent registered public accounting firm, (iii) the Company’s “say-on-pay” proposal(s) and (iv) any other proposal to be submitted to the stockholders of the Company by either the Company or any stockholders of the Company; provided, however, that each of the Stockholders shall be permitted to vote in its discretion on any proposal of the Company in respect of any Extraordinary Transaction. Fur purposes of this Agreement: (i) “Extraordinary Transaction” shall mean the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction; and (ii) “Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

3.    Release by Stockholders. In consideration of the foregoing, each Stockholder releases and discharges Company, Company’s officers, directors, principals, control persons, past and present employees, insurers, successors, and assigns (“Company Parties”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against Company Parties ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, arising under the Preferred Shares. It being understood that this Section shall be limited in all respects to only matters arising under or related to the Preferred Shares and shall under no circumstances constitute a release, waiver or discharge with respect to the Exchange Shares, this Agreement, or the Series B Certificate (the “Exchange Documents”), or limit each Stockholder from taking action for matters with respect to the Exchange Documents or events that may arise in the future.

4.    Representations, Warranties and Covenants of the Stockholders. The Stockholders, individually and not jointly, hereby make the following representations and warranties to the Company, and covenants for the benefit of the Company:

(a)    This Agreement has been duly authorized, validly executed and delivered by each Stockholder and is a valid and binding agreement and obligation of each Stockholder enforceable against them in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and each Stockholder has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(b)    Each Stockholder understands that the Series B Preferred are being offered and sold in reliance on specific provisions of Federal and state securities laws, specifically Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act, and not pursuant to a registration statement of the Company, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Stockholder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

(c)    Each Stockholder is an “accredited investor” as defined under Rule 501 of Regulation D, promulgated under the Securities Act.

(d)    Each Stockholder will be acquiring the Series B Preferred for their own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws.

(e)    The offer and sale of the Series B Preferred are intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) thereof. Each Stockholder understands that the Series B Preferred acquired hereunder are “restricted securities,” as that term is defined in the Securities Act and the rules thereunder, have not been registered under the Securities Act, and that none of the Series B Preferred can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Series B Preferred may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

(f)    Each Stockholder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Exchange Shares and the Rights terminated hereunder free and clear of all rights and Encumbrances (as defined below), and each Stockholder has full power and authority to transfer and dispose of the Exchange Shares and terminate the Rights free and clear of any right or Encumbrance. Other than the transactions contemplated by this Agreement, there is no outstanding plan, pending proposal, or other right of any person to acquire all or any of the Exchange Shares or terminated Rights. For purposes of this Agreement, “Encumbrances” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(g)    (a) The Stockholder is a sophisticated investor acquiring the Exchange Shares in the ordinary course of business and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investing in the Exchange Shares and has so evaluated the merits and risks of investing in the Exchange Shares, (b) the Stockholder is able to bear the entire economic risk of investing in the Exchange Shares, (c) the Stockholder is investing in the Exchange Shares with a full understanding of all of the terms, conditions and risks of such an investment and willingly assume those terms, conditions and risks, and (d) the Stockholder has not relied on any statement or other information provided by any person concerning the Company, the Exchange, the Exchange Shares, the termination of the Rights, or the consents and waiver hereunder.

(h)    The Stockholder acknowledges that an investment in the Exchange Shares involves a high degree of risk, and the Exchange Shares are, therefore, a speculative investment. The Stockholder acknowledges that the terms of the Exchange have been established by negotiation between the parties hereto. The Stockholder acknowledges that neither the Company nor the Information Agent has given any investment advice, rendered any opinion or made any representation to such Stockholder about the advisability of this decision or the potential future value of the Exchange Shares, including the shares of Common Stock for which the Exchange Shares are convertible. For purposes of this Agreement, the “Information Agent” shall mean Aegis Capital Corp., a New York corporation.

(i)    The Stockholder has been given full and adequate access to information relating to the Company, including the Company’s business, finances and operations as the Stockholder has deemed necessary or advisable in connection with such Stockholder’s evaluation of the Exchange. The Stockholder has not relied upon any representations or statements made by the Company or such Stockholder’s agents, officers, directors, employees or shareholders in regard to this Agreement. The Stockholder has sought such accounting, legal and tax advice as such Stockholder has considered necessary to make an informed investment decision with respect to such Stockholder’s acquisition of the Exchange Shares and is not relying on the Company, the Information Agent, or any of the Company’s affiliates for any such advice. The Stockholder has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Stockholder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Stockholder has made an independent decision to exchange such Stockholder’s Current Shares for the Exchange Shares and is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or the Information Agent, or any of the Company’s agents or representatives, for such accounting, legal and tax advice with respect to such Stockholder’s acquisition of the Exchange Shares, the Exchange, and all transactions contemplated herein.

(j)    Stockholder is not providing anything of value for the Exchange Shares other than the Current Shares. Neither the Stockholder nor anyone acting on the Stockholder’s behalf has paid or given any person a commission or other remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange.

5.    Representations, Warranties and Covenants of the Company. The Company represents and warrants the Stockholders, and covenants for the benefit of the Stockholders, as follows:

(a)    The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(b)    The Series B Preferred have been duly authorized by all necessary corporate action and, when issued in accordance with the terms hereof, the Series B Preferred shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(c)    This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d)    The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Series B Preferred hereunder.

(e)    No Commission Paid. Neither the Company nor any of its affiliates nor any Person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the SEC promulgated thereunder) for soliciting the transactions contemplated hereunder, including, without limitation, the Exchange. .

6.    Conditions Precedent to the Obligation of the Company to Consummate the Exchange and Other Transactions Contemplated by this Agreement. The obligation hereunder of the Company to issue and deliver the Series B Preferred to each Stockholder, consummate the Exchange, and the other transactions contemplated by this Agreement, is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)    Stockholders representing (i) not less than ninety percent (90%) of the then outstanding shares of Series AA Preferred, Series AAA Preferred, and Junior Preferred, in the aggregate, and (ii) not less than fifty and 1/10 percent (51%) of each of the Series AA Preferred, Series AAA Preferred, and Junior Preferred (the number of Stockholders set forth in (i) and (ii) above are collectively, the “Required Stockholders”) shall have executed and delivered this Agreement;

(b)    The Required Stockholders shall have executed and delivered this Agreement on or before , 2025, which date may be extended at the sole discretion of the Company.

(c)    The Stockholders shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Stockholder at or prior to the Closing Date, including, but not limited to, delivering the Exchange Shares to the Company.

(d)    The representations and warranties of each Stockholder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(e)    No action or suit shall have been instituted by any Stockholder or any other stockholder of the Company challenging the Exchange or any other transaction contemplated by this Agreement.

7.    Conditions Precedent to the Obligation of the Stockholders to Consummate the Exchange and Other Transactions Contemplated by this Agreement. The obligation hereunder of the Stockholders to accept the Series B Preferred, consummate the Exchange and other transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for each Stockholder’s sole benefit and may be waived by any Stockholder at any time in their sole discretion.

(a)    The Company shall have executed and delivered this Agreement.

(b)    The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)    Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(d)    The Required Stockholders shall have executed and delivered this Agreement.

8.    Additional Acknowledgments. Each Stockholder and the Company confirm that the Company has not received any consideration for the transactions contemplated by this Agreement. Pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule 144, the holding period of the Exchange Shares tacks back to the issue date of the Current Shares.

9.    Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties consents to the exclusive jurisdiction of the courts whose districts encompass any part of the State of Delaware in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

10.    Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

11.    Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written

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SUPER LEAGUE ENTERPRISE, INC.
By:______________________________________ Name: Matthew Edelman Title: Chief Executive Officer

[Super League Enterprise Signature Page to Exchange Agreement]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

[STOCKHOLDER]

By:     ______________________

Name:     ______________________

Title:     ______________________

Address for Notice:

_________________________

_________________________

_________________________

[Stockholder Signature Page to Exchange Agreement]

SCHEDULE AND EXHIBITS INTENTIONALLY OMITTED